EXHIBIT 10.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) dated September 12, 2016, is made and executed by and between IDdriven, Inc., a Nevada corporation (the “Company”), on the one hand, and the parties listed on the signature to this Agreement, and or their assigns, on the other hand (each, a “Secured Party” and collectively, the “Secured Parties”).

RECITALS

A. The Company is indebted to the Secured Parties in the aggregate principal amount of up to $401,511 (the “Debt”) and in the individual amounts as evidenced by those certain Secured Convertible Promissory Notes of the Company to each Secured Party, as attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”);

B. It is a condition of the Notes that Company execute and deliver this Agreement to the Secured Parties, to secure, for the full benefit of each Secured Party and any and all future holders from time to time of each Note, the full payment and performance of the applicable Note and the other obligations referred to herein, in proportion to the Interest Percentage for each Secured Party as set forth on the signature page hereto (the “Interest Percentage”).

NOW THEREFORE, for and in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the Intellectual Property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

1

(c) “Obligations” means all of the Company’s obligations under this Agreement, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(d) “UCC” means the Uniform Commercial Code of the State of Florida and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

(e) Grant of Security. To secure the full payment of the Notes and performance of the obligations contained in the Notes, Company hereby grants to the Secured Parties, for the joint benefit of the Secured Parties and any subsequent holder of any of the Notes, a continuing security interest in and to the Collateral. Company further agrees that the Secured Parties shall have the rights stated in this Agreement with respect to the Collateral as well as other rights which the Secured Parties may have under the laws of the State of Florida.

2. Further Assurances. The Company will, and the Secured Parties may, from time to time execute (if required) and file or record, at the cost and expense of Company, all financing statements, amendments or supplements thereto, continuation statements with respect thereto and all other instruments, including the filing of this Agreement, which may be necessary or which the Secured Parties may from time to time reasonably deem appropriate and request (if the Secured Parties choose not to act on their own), in order to perfect, protect and maintain the security interests hereby granted. Company will promptly deliver to the Secured Parties a copy of each such instrument filed or recorded by it and evidence of its filing or recording in the manner required. Company further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

2

3. Representations and Warranties. Company hereby represents and warrants to the Secured Parties that:

(a) Company holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which the Secured Parties have specifically consented. Company shall defend the Secured Parties’ rights in the Collateral against the claims and demands of all other persons;

(b) Company agrees to take whatever actions are required by the Secured Parties to perfect and continue the Secured Parties’ security interest in the Collateral;

(c) Company shall notify the Secured Parties in writing at each Secured Party’s address prior to any: (i) change in Company’s name; (ii) change in Company’s assumed business name; or (iii) change in the jurisdiction of its organization. No change in Company’s name or jurisdiction will take effect until after the Secured Party has received notice;

(d) The execution and delivery of this Agreement shall not violate any law or agreement governing Company or to which Company is a party;

(e) Company shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Company shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrances, or charge, other than the security interest provide for in this Agreement, without the prior written consent of the Secured Parties. This includes security interests even if junior in right to the security interest granted under this Agreement. Unless waived by the Secured Parties, all proceeds from any disposition of the Collateral for whatever reason shall be held in trust for the Secured Parties and shall not be commingled with any other funds, provided, however, that this requirement shall not constitute consent by the Secured Parties to any sale or other disposition. Upon receipt, Company shall immediately deliver any such proceeds to the Secured Parties pursuant to their Interest Percentage;

(f) Company agrees to keep and maintain, and to cause others to keep and maintain, if applicable, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Company further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral;

(g) The Secured Parties, or any person or persons designated by any of them, shall have the right, from time to time, to call at Company’s place or places of business during reasonable business hours, and, without hindrance or delay, to inspect, audit, check and make extracts from Company’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or to Company’s business and shall have the right to make such verification concerning the Collateral as such Secured Party may consider reasonable under the circumstances, all at Company’s expense;

3

(h) Company shall pay, when due, all taxes, assessments, and liens upon the Collateral, or its use or operation;

(i) Company shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral;

(j) Without the prior written consent of Secured Parties holding a majority of the Interest Percentages, Company will not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets, or enter into any transaction outside the ordinary course of Company’s business unless it provides for the full payment and satisfaction of the obligations under the Notes; and

(k) In addition to any other notices required pursuant to this Agreement, Company will promptly advise the Secured Parties in reasonable detail: (i) of the assertion or imposition of any lien against any or all of the Collateral; (ii) of any material adverse change in the composition or aggregate value of the Collateral; (iii) concerning the commencement of or any material development in any investigation of Company, or any administrative or judicial proceeding against Company, by any governmental authority if such investigation or proceeding may result in the imposition of any lien against the Collateral or any part thereof (whether or not any such lien has then been claimed or asserted); or (iv) concerning any other event likely to have a material adverse effect on the aggregate value of the Collateral or on the perfection or priority of the Secured Parties’ security interest therein.

4. Cross-Collaterization. In addition to the Note, this Agreement shall secure all obligations, debts, and liabilities, plus interest thereon, of Company to the Secured Parties, any one or more of them, as well as all claims by the Secured Parties against Company or any one or more of them whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Company may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitation, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable, in each case in proportion to the Interest Percentage of each Secured Party.

5. Company’s Right to Possession. Until default under any of the Notes, Company may have possession of the tangible assets and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement, provided that Company’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by any Secured Party is required by law to perfect such Secured Party’s security interest in such Collateral. The applicable Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, neither to protect nor to preserve nor to maintain any security interest given to secure the indebtedness.

4

6. Rights, Powers and Limitation of Liability.

(a) Appointment as Company’s Attorney-in-Fact. Company hereby irrevocably appoints the each Secured Party as Company’s agent and attorney-in-fact, with full power in Company’s name or its own name and at Company’s expense, and whether such Secured Party acts directly or through one or more of its representatives, to execute, endorse and deliver any and all agreements, assignments, pledges, instruments, documents, and any other writings, and to take any and all other actions, which such Secured Party may in its sole discretion deem necessary or desirable to effect the terms and purposes of this Agreement, including without limitation: (i) to take any action which such Secured Party is authorized to take under Section 7(b) hereof in the event Company fails to perform or comply with any of its duties, covenants or agreements hereunder; and (ii) to exercise, during the continuation of an Event of Default, any and all rights and remedies specified in Section 8 hereof.

(b) Right to Perform for Company. If Company fails at any time to perform or comply with any of its obligations, covenants or agreements hereunder, each Secured Party may (but shall not be obligated to) take such action, in its own name or as the Company’s attorney-in-fact as provided in Section 7(a) hereof, as such Secured Party shall deem necessary or desirable to effect such performance or compliance, including without limitation: (i) the preservation and maintenance of the Collateral and the payment, discharge, contest and/or settlement of any and all taxes and third-party claims and charges; (ii) the removal or avoidance of the imposition of liens against any or all of the Collateral; and (iii) the timely collection of payments due and the enforcement of remedies available under or with respect to the Collateral and related warranties and other agreements; and (iv) the execution and filing (to the extent permitted under the UCC and other applicable law) of financing and continuation statements and amendments and other documents with appropriate governmental authorities.

(c) Limitation of Liability. Company agrees that each Secured Party shall have no obligation to exercise any of its rights, powers and remedies hereunder and no liability to Company or any other person for not doing so. Company further agrees that to the extent any Secured Party does exercise any of such rights, powers or remedies (i) such Secured Party shall be accountable to Company and/or any other persons only for amounts it actually receives as the result of such exercise (and not for amounts to which it is or may be entitled or which it might have received had it elected to take additional action) and (ii) neither such Secured Party nor any of its representatives shall have any liability to Company or any other person for any act or omission in connection with such exercise except for (A) such Secured Party’s or any such representative’s failure to exercise reasonable care as required under the UCC or to otherwise comply with UCC provisions or (B) such Secured Party’s or any such representative’s willful misconduct.

7. Default. Each of following shall constitute an Event of Default under this Agreement:

(a) Payment Default. Company fails to make any payment when due under the Note;

(b) Other Defaults. Company fails to comply with or to perform any other material term, obligation, covenant or condition contained in this Agreement or any Note;

5

(c) Default in Favor of Third Parties. In the event that Company defaults under any loan, extension of credit, agreement, purchase and sale agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Company’s assets or Company’s ability to repay the Notes or perform its respective obligations under this Agreement;

(d) Defective Collateralization. This Agreement ceases to be in full force and effect, including failure of any collateral document to create a valid and perfected security interest or line, at any time and for any reason;

(e) False Statements. Any warranty, representation, or statement made or furnished to the Secured Parties by Company or on Company’s behalf under this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter;

(f) Bankruptcy. The appointment of a receiver for any part of Company’s assets, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company; and/or

(g) Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Company or by any governmental agency against any collateral securing the indebtedness. This includes a garnishment of any of Company’s accounts.

8. Rights and Remedies on Default. If an Event of Default occurs under this Agreement, at any time thereafter, the Secured Party, in proportion to their Interest Percentage shall have all the rights of a secured party under the UCC. In addition and without limitation, the Secured Parties may exercise any one or more of the following rights and remedies, in each case in proportion to their Interest Percentage with respect to the Collateral:

(a) all obligations under the applicable Note for each Secured Party and hereunder may (notwithstanding any provisions thereof), at the option of such Secured Party and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable;

(b) without notice, demand or legal process of any kind, the Secured Parties may take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, in proportion to their respective Interest Percentages, and for that purpose may pursue the same wherever it may be found, and may, without a breach of the peace, enter into any of Company’s premises where any of the Collateral may be or be supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and such Secured Party shall have the right to store the same in any of Company’s premises without cost to the applicable Secured Party, and such Secured Party may exercise from time to time any rights and remedies available to it under applicable law, including the UCC, in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other instrument or agreement executed by Company;

6

(c) at any Secured Party’s request, Company will, at Company’s expense, assemble the Collateral at one or more places, reasonably convenient to all of the parties, where the Collateral may, at the option of the applicable Secured Party, remain, at Company’s expense, pending sale or other disposition thereof;

(d) a Secured Party may, at any time in such Secured Party’s discretion, transfer any Collateral into its own name or that of the Secured Party’s nominee, and the Secured Party may, pursuant to Section 7(a) of this Agreement, execute any such documents as may be necessary to effectuate said change;

(e) each Secured Party shall have the right, either itself or through a receiver, to: (i) collect the payments, rents, income, or revenues from the Collateral and hold the same as security for the amounts due under such Secured Party’s Note or apply it to payment of the indebtedness under such Note in such order of preference as the applicable Secured Party may determine; (ii) notify any account debtor that accounts have been assigned to such Secured Party and that such Secured Party has a security interest therein; (iii) direct all such account debtors to make payments to such Secured Party of all or any part of the sums owing Company by such account debtor; (iv) enforce collection of any of the accounts by suit or otherwise; (v) surrender, release or exchange all or any part of said accounts; or (vi) compromise, settle, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby;

(f) each Secured Party shall have the full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in such Secured Party’s own name or that of Company. Each Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or of a type customarily sold on a recognized market, such Secured Party shall give Company, as required by law, reasonable notice of the time and place of any public sale or the time after which any private sale or any other disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holing, insuring, preparing for sale and selling the Collateral, shall become a part of the indebtedness secured by this Agreement and shall be payable on demand, with interest at the rate as set forth in the applicable Note from date of expenditure until repaid. Any proceeds of any sale, lease or other disposition by the Secured Party of any of the Collateral shall be applied as follows: (i) first, to the payment of the applicable Secured Party’s reasonable expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses; (ii) second, to the payment of all other obligations in such manner as such Secured Party may deem advisable; and (iii) third, the balance, if any, to or at the direction of Company. Company shall remain liable for any deficiency; and/or

(g) Except as may be prohibited by applicable law, all of each Secured Party’s rights and remedies, whether evidenced by this Agreement or other writing, shall be cumulative and may be exercise singularly or concurrently. Election by any Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Company under this Agreement, after Company’s failure to perform, shall not affect any Secured Party’s right to declare a default and exercise its remedies.

7

9. Term.

(a) This Agreement shall continue in full force and effect until each and all of the obligations under the Notes and any arising hereunder have been paid and discharged in full, whereupon (subject to Section 10(b) below) this Agreement shall automatically terminate. Such termination shall not in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination, and all indemnities by Company shall survive such termination.

(b) If after receipt of any payment of, or the proceeds of any Collateral for, all or any part of the obligations, any Secured Party is compelled to surrender or voluntarily surrenders such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Secured Party, or (ii) any settlement or compromise by such Secured Party of any claim as to any of the foregoing with any person (including the primary obligor with respect to any of the Obligations), then the Obligations or part thereof affected shall be reinstated and continue and this Agreement shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received, notwithstanding any previous cancellation of any instrument evidencing any such Obligation or any previous instrument delivered to evidence the satisfaction thereof or the termination of this Agreement.

10. Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Notes.

11. Modifications. This Agreement, together with any related documents constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Notwithstanding the forgoing, the parties acknowledge and agree that, as of the date hereof, the amount of the Notes entered into by the Company does not equal $401,511. Therefore the Company, acting alone, shall have the right to amend this Agreement for the purposes of adding additional Secured Parties in the event that additional Secured Parties enter into additional Notes with the Borrower, and in connection therewith may amend the Interest Percentage of the Secured Parties solely up to the point to reflect up to a total of $401,511 of Notes being issued (and therefore a Secured Party’s Interest Percentage hereunder may not be lowered below the Interest Percentage resulting from the issuance of $401,511 in Notes.)

12. Attorney’s Fees. Company shall pay or reimburse the Secured Parties on demand for all costs and expenses (including without limitation reasonable attorneys’ fees and legal expenses) paid or incurred by the Secured Parties in exercising or enforcing any of their rights, powers and remedies under this Agreement and for all other costs and expenses which the Secured Parties have or shall have paid by reason of Company’s failure or refusal to do so as and when required hereunder. The amount of any such cost or expense shall be repayable on demand and, until repayment, all such expenditures incurred or paid by the Secured Parties for such purposes will then bear interest at the rate charged under the applicable Note from the date incurred or paid by the applicable Secured Party to the date of repayment by Company. All such expenses will become a part of the Debt.

8

13. No Waiver by the Secured Parties. No Secured Party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the applicable Secured Party. No delay or omission on the part of any Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of such Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. Neither prior waiver by any Secured Party nor any course of dealing between any Secured Party and Company shall constitute a waiver of any of any Secured Party’s rights or of any of Company’s obligations as to any future transactions. Whenever the consent of any Secured Party is required under this Agreement, the granting of such consent by such Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of each Secured Party.

14. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable, as to any circumstances, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstances. If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity, or enforceability of any other provision of this Agreement.

15. Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Company’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and assigns, provided, however, that Company shall not assign or otherwise transfer any of its rights, interests or obligations hereunder without the Secured Parties’ prior written consent. If ownership of the Collateral becomes vested in a person other than Company, the Secured Parties, without notice to Company, may deal with Company’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Company from the obligations of this Agreement or liability under the Notes. If there shall be more than one entity in which ownership of the collateral becomes vested, each such entity shall be jointly and severally liable hereunder.

16. Survival of Representations and Warranties. All representations and warranties of Company and all terms, provisions, conditions and agreements to be performed by Company contained herein, and in any other agreement, document and instrument executed by Company concurrently herewith, shall be true and satisfied at the time of the execution of this Agreement, and shall survive the closing hereof and the execution and delivery of this Agreement.

9

17. Governing Law/Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Agreement and any of the other agreements referenced herein (the “Transaction Documents”)(whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Broward County, Florida (the “Florida Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Florida Courts, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

18. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

20. Security Interest Savings Clause. Notwithstanding anything to the contrary in this Agreement, each Secured Party and the Secured Parties collectively shall have the right to the Collateral only up to the extent of their Interest Percentage.

[Signatures appear on following pages]

10

IN WITNESS WHEREOF, this Agreement has been duly executed as of the first date written above.

IDdriven, Inc.:

By: _______________________________

Name: Arend Verweij

Title: President

Secured Party	Current Balance of Note	Interest Percentage
[Investor] By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$_______	_____%

[Investor] By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$_______	_____%

[Investor] By: ___________________________________________ Name: _________________________________________ Title: __________________________________________	$_______	_____%

[Investor] By: __________________________________________ Name: ________________________________________ Title: _________________________________________	$_______	_____%

11

Exhibit A

Convertible Promissory Notes

(Attached)

12

[Investor]

NEITHER THE ISSUANCE NOR SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE (THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE NOTE AND THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE OR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTE.

Principal Amount: $____________	Issue Date: September 12, 2016

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, IDdriven, Inc., a Nevada corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of _____________ or its registered assigns (the “Holder”) the principal sum of $_________, or such portion of the foregoing as has been advanced to Borrower as set forth below, together with interest from the date of payment to Borrower of the cash portion of the Consideration (as hereinafter defined) at the rate of twenty percent (20%) per annum, at maturity or upon acceleration or otherwise, as set forth herein (this “Note”). Such interest shall accrue from the date of payment to Borrower as to each payment, and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

As collateral security for the repayment of this Note, (a) Berlisa B.V., an entity controlled by Geurt van Wijk and (b) Sterling Skies B.V., an entity controlled by Remy de Vries shall pledge all of their shares of common stock in the Borrower pursuant to the terms of that certain Stock Pledge Agreement of even date herewith.

As additional collateral security for the repayment of this Note, the obligations of Borrower hereunder are secured by a security interest in certain intellectual property assets of Borrower pursuant to that certain Intellectual Property Security Agreement of even date herewith.

The consideration to the Borrower for this Note is $______ (the “Consideration”), payable in cash in the following installments: (i) $______ on the Issue Date, (ii) $______ due in 30 days from the Issue Date, but no later than 45 days from the Issue Date, and (iii) $______ due in 60 days from the Issue Date, but no later than 90 days from the Issue Date (each, an "Installment").

13

All references in this Note to the principal amount then due hereunder shall refer to the Consideration that has been paid to the Borrower in accordance with each Installment that has not subsequently been converted under Article I of this Note or repaid by Borrower, as of such date. The maturity date for the Note shall be twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees relating to this Note, shall be due and payable. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) twenty-two percent (22%) and (ii) the highest rate allowed by law, per annum from the due date thereof until the same is paid (“Default Interest”). Default Interest shall commence accruing on the date that the applicable payment is not made as required herein and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

All payments due hereunder (to the extent not converted into the Borrower’s common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and the shares of Common Stock issued upon conversion of this Note will, upon payment of the Conversion Price (as defined below) to the Borrower, not impose personal liability upon the holder thereof.

The following additional terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit "A" (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

14

1.2 Conversion Price.

(a) Calculation of Conversion Price. The Conversion Price shall be equal to 75% of the Market Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (also subject to adjustment as further described herein). The “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The “Trading Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, or applicable trading market (the “OTC PINK”) as reported by a reliable reporting service designated by the Holder (e.g., Bloomberg) or, if the OTC PINK is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the promissory notes of the Borrower issued on the Issue Date (the “Notes”) for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC PINK, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(b) Each time, while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to the issuance of new promissory notes or of a replacement promissory note (a “Section 3(a)(9) Transaction”), or into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, to Section 3(a)(10) of the Securities Act (a “Section 3(a)(10) Transaction”), in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Conversion Price in effect at that time (prior to all other applicable adjustments in this Note), then the Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Note) until this Note is no longer outstanding. Each time, while this Note is outstanding, the Borrower enters into a Section 3(a)(9) Transaction, or Section 3(a)(10) Transaction, in which any 3rd party has a look back period greater than the look back period in effect under the Note at that time (currently a twenty (20) Trading Day look back period as described in this Section 1.2(a) applies), then the Holder’s look back period shall automatically be adjusted to such greater number of days until this Note is no longer outstanding. The Borrower shall give written notice to the Holder, with the adjusted Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences.

15

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists under this Note, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note (without regard to any limitations on conversion). The Borrower is required at all times to have authorized and reserved three times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the “Reserved Amount”). For purposes of computing the Reserved Amount as of the Issue Date, the Market Price on the Trading Day prior to the Issue Date shall be used. The Reserved Amount shall be increased from time to time, but no less frequently than the end of each calendar quarter or within 10 days of demand by Holder, in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, primafacie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

16

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

17

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3, which failure shall be an Event of Default) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate or electronic book entry for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE OFFER, ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

18

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S under the Securities Act, at the Deadline, and such opinion has, in the opinion of the Borrower’s counsel, been properly rendered, it will be considered an Event of Default pursuant to Section 3.2.

1.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

19

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default as set forth in Sections 3.1 through 3.13, inclusive, occur, then an “Event of Default” hereunder shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, and such breach continues for a period of five (5) days after written notice thereof to the Borrower from the Holder.

3.2 Conversion and the Shares. The Borrower fails to reserve a sufficient amount of shares of common stock as required under the terms of this Note (including Section 1.3)(and such breach continues for a period of five (5) days after written notice thereof to the Borrower from the Holder, fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower.

20

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8 Delisting of Common Stock. The Borrower shall fail to maintain the listing or quotation of the Common Stock on the OTC PINK or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

3.9 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act, and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.11 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

21

3.12 Financial Statement Restatement. The Borrower restates any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.13 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.15 Replacement of Transfer Agent. In the event that the Borrower replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any other financial instrument, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

3.17 No bid. At any time while this Note is outstanding, the lowest Trading Prices on the OTC PINK or other applicable principal trading market for the Common Stock is equal to or less than $0.0001.

In the event of an Event of Default, the Borrower shall pay to the Holder, in full satisfaction of Borrower’s obligations hereunder, an amount equal to 150% of the then outstanding principal amount due hereunder (including the principal amount advanced to Borrower hereunder and not subsequently converted under Article I or repaid by Borrower and accrued and unpaid interest thereon) plus Default Interest, if any, plus any amounts owed to the Holder pursuant to Section 1.4(g) (collectively, in the aggregate of all of the above, the “Default Sum”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Sum within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock of the Borrower equal to the Default Sum divided by the Conversion Price then in effect, subject to issuance in tranches due to the beneficial ownership limitations contained in this Note.

22

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower:

IDdriven, Inc.

13355 Moss Rock Drive

Auburn, California 95602

Attention: Arend Verweij, President

email: averweij@insightinnovators.com

With a copy, which shall not constitute notice, to:

23

Legal & Compliance, LLC

330 Clematis Street, Suite 217

W. Palm Beach, FL 33401

E-mail: LAnthony@legalandcompliance.com

Attention: Laura Anthony, Esq.

Email: lanthony@legalandcompliance.com

If to the Holder:

________

________

________

Attention: ___________

E-mail: ______________

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts of Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

24

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.9 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay any amount outstanding under this Note, by making a payment to the Holder of an amount in cash equal to 150% multiplied the amount that the Borrower is prepaying, subject to the Holder’s acceptance in Holder’s sole discretion.

4.10 Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a Section 3(a)(10) Transaction, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date.

IDdriven, Inc.

By:
Arend Verweij, Chief Executive Officer

25

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of IDdriven, Inc., a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of September 12, 2016 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________________

e-mail: _____________

Date of Conversion: ____________________________

Applicable Conversion Price: $ ____________________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: _______________

Amount of Principal Balance Due remaining

Under the Note after this conversion: _______________

By:_____________________________

Name: __________________________

Date: ___________________________

26